UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 22, 2018 (May 17, 2018)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 County Road D West, Suite 8

New Brighton, MN 55112

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On May 17, 2018, Calyxt, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Jefferies LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to an offering by the Company of an aggregate of 4,057,500 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), including (i) the underwritten offering, pursuant to the Underwriting Agreement, of 3,507,500 shares (inclusive of the Underwriters’ option to purchase an additional 457,500 shares) (the “Underwritten Shares”) of the Company’s Common Stock and (ii) the direct sale, pursuant to the Purchase Agreement (as defined below), of 550,000 shares (the “Direct Sale Shares” and, together with the Underwritten Shares, the “Shares”) to Cellectis S.A. (“Cellectis”).

On May 17, 2018, the Company entered into a Purchase Agreement by and between the Company and Cellectis relating to the direct purchase by Cellectis from the Company of the Direct Sale Shares at the public offering price of $15.00 per Direct Sale Share.

The offer and sale of the Shares were made pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-224945 ), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 17, 2018, and the Company’s Registration Statement on Form S-1 (File No. 333-225017) filed by the Company with the SEC on May 18, 2018, which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, Cellectis and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Representatives that generally prohibit during a 90-day period following the entry into the Underwriting Agreement, without the prior written consent of the Representatives, the sale, transfer or other disposition of securities of the Company.

The closing with respect to the Shares occurred on May 22, 2018. Calyxt received approximately $60.9 million of gross proceeds, before deducting underwriting discounts and commissions and estimated offering expenses.

The descriptions of the Underwriting Agreement and the Purchase Agreement are qualified in their entirety by the terms of such agreements, which are incorporated herein by reference and attached to this report as Exhibits 1.1 and 99.1, respectively.

Item 9.01. Financial Statements and Exhibits.(d) Exhibits.

Number	Description
1.1	Underwriting Agreement, dated as of May 17, 2018, by and among Calyxt, Inc. and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein

99.1	Purchase Agreement, dated as of May 17, 2018, by and between Calyxt, Inc. and Cellectis S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2018

CALYXT, INC

By:	/s/ Federico Tripodi
Name:	Federico Tripodi
Title:	Chief Executive Officer